As filed with the Securities and Exchange Commission on June 13, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
TeraWulf Inc.
(Exact name of registrant as specified in its charter)

Delaware	87-1909475
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

TeraWulf Inc. 9 Federal Street Easton, Maryland 21601 (410) 770-9500 (Address of principal executive offices)	21601 (Zip code)
TeraWulf 2021 Omnibus Incentive Plan
(Full title of the plan)
Stefanie Fleischmann
Chief Legal Officer
TeraWulf Inc.
9 Federal Street
Easton, Maryland 21601
(Name and address of agent for service)
(410) 770-9500
(Telephone number, including area code, of agent for service)
Copies to:
David S. Huntington, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
(212) 373-3000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
Pursuant to General Instruction E of Form S-8, TeraWulf Inc., a Delaware corporation (the “Company”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), as required by the Securities and Exchange Commission (the “Commission”) to register 45,000,000 additional shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) under the TeraWulf 2021 Omnibus Incentive Plan (as amended, the “2021 Incentive Plan”) in respect of awards that may be granted under the Plan. The contents of the Registration Statement on Form S-8 (Registration No. 333-284584), filed with the Commission on January 29, 2025, is hereby incorporated by reference and made a part hereof.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents, which have been filed by the Company with the Commission, are incorporated by reference into, and shall be deemed to be a part of, this Registration Statement:
•the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (filed on March 3, 2025), including portions of our Proxy Statement for the 2025 annual meeting of stockholders (filed on March 26, 2025) to the extent specifically incorporated by reference therein;
•the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 (filed on May 9, 2025);
•our Current Reports on Form 8-K filed on February 28, 2025, May 7, 2025, May 27, 2025 and May 30, 2025 (in each case, other than information furnished pursuant to Item 2.02 or 7.01 of any such Current Report on Form 8-K); and
•the description of the Common Stock set forth in the Company’s registration statement on Form S-3ASR (file no. 333-284318) filed with the Commission on January 16, 2025 (including any amendments or reports filed for the purpose of updating such description).
In addition, all reports and documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents, except as to specific sections of such reports and documents as set forth therein.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of TeraWulf Inc., dated as of December 13, 2021 (incorporated by reference to Exhibit 3.1 of the Form 8-K12B filed with the SEC on December 13, 2021).

3.2
Certificate of Amendment of Amended and Restated Certificate of Incorporation of TeraWulf Inc., dated as of February 23, 2023 (incorporated by reference to Exhibit 3.3 of TeraWulf Inc.’s Amendment No. 3 to the Registration Statement on Form S-3 (file no. 333-268563) filed with the SEC on March 10, 2023).

3.3
Certificate of Amendment of Amended and Restated Certificate of Incorporation of TeraWulf Inc., dated as of February 23, 2023 (incorporated by reference to Exhibit 3.4 of TeraWulf Inc.’s Amendment No. 3 to the Registration Statement on Form S-3 (file no. 333-268563) filed with the SEC on March 10, 2023).

3.4	Amended and Restated Bylaws of TeraWulf Inc., effective as of December 13, 2021 (incorporated by reference to Exhibit 3.2 of the Form 8-K12B filed with the SEC on December 13, 2021).

5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

10.1
TeraWulf 2021 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.9 of TeraWulf Inc.’s Amendment No. 6 to the Registration Statement on Form S-4 (file no. 333-258335) filed with the SEC on November 10, 2021).

10.2*	First Amendment to TeraWulf 2021 Omnibus Incentive Plan, dated May 5, 2025.

23.1*	Consent of Deloitte & Touche LLP, registered public accounting firm of TeraWulf Inc.

23.2*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature pages to this Registration Statement).

107.1*	Filing Fee Table.
__________________
*Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act, TeraWulf Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 13, 2025.

TERAWULF INC.

By:	/s/ Paul B. Prager
Name: Paul B. Prager
Title: Chief Executive Officer and Chairman
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Paul B. Prager and Stefanie Fleischmann, acting alone or together with another attorney-in-fact, as his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Commission any and all amendments (including post-effective amendments) to this Registration Statement, together with all schedules and exhibits thereto, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on, sign and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, or any of their respective substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement and Power of Attorney has been signed on June 13, 2025 by the following persons in the capacities indicated.

Signature	Title

/s/ Paul B. Prager	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer and Director)
Paul B. Prager

/s/ Patrick A. Fleury	Chief Financial Officer (Principal Financial Officer)
Patrick A. Fleury

/s/ Kenneth J. Deane	Chief Accounting Officer
Kenneth J. Deane

/s/ Nazar M. Khan	Chief Technology Officer and Executive Director
Nazar M. Khan

/s/ Kerri M. Langlais	Chief Strategy Officer and Executive Director
Kerri M. Langlais

/s/ Michael C. Bucella	Director
Michael C. Bucella

/s/ Walter E. Carter	Director
Walter E. Carter

/s/ Amanda Fabiano	Director
Amanda Fabiano

/s/ Catherine J. Motz	Director
Catherine J. Motz

/s/ Steven T. Pincus	Director
Steven T. Pincus

/s/ Lisa A. Prager	Director
Lisa A. Prager